Exhibit 10.2

Loan and Security Agreement

by and among

Gadsden Growth Properties, L.P.

As Borrower,

and

FC Global Realty Incorporated

As Guarantor,

and

The Lenders Party To This Agreement,

as Lenders

dated as of

August 2, 2019

i

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, dated as of August 2, 2019 (the “Agreement”), is executed by and among Gadsden Growth Properties, L.P., a Delaware limited partnership (the “Borrower”), FC Global Realty Incorporated, a Nevada corporation (the “Guarantor”), which have their principal office located at 15150 N. Hayden Road, Suite 235, Scottsdale, AZ 85260, and lenders that are from time to time party to this Agreement (the “Lenders” and, each, a “Lender”).

RECITALS:

A. The Borrower desires to borrow funds and obtain other financial accommodations from the Lenders.

B. Pursuant to the Borrower’s request, the Lenders are willing to extend such financial accommodations to the Borrower under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower agrees to borrow from the Lenders, and the Lenders agree to lend to the Borrower, subject to and upon the following terms and conditions:

AGREEMENTS:

Section 1. DEFINITIONS.

1.1 Defined Terms.

For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Acquisition Debt” shall mean any Debt that is incurred by the Borrower or any Subsidiary with respect to the acquisition of, or investment in, real estate or property, including assets that are related thereto and costs, fees and expenses that are paid at or after the closing from the proceeds of such Debt.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any executive officer or director of such Person, and (c) with respect to the Lenders, any entity administered or managed by the Lenders, or an Affiliate or investment advisor thereof. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Approved Budget” shall have the meaning set forth in Section 2.1(a) hereof.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrower Organizational Documents” means the Certificate of Limited Partnership of the Borrower dated as of November 7, 2016, and the amended and restated limited partnership agreement of the Borrower in effect on the date of this Agreement, as each may be and may from time to time be amended, modified, supplemented or restated.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in New York, New York.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board’s Accounting Standard Codification (“ASC”) 840, as amended from time to time, or, if such standard is not then in effect, such standard as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Lenders or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-1 by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with the Lenders, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lenders, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Lenders.

“Change in Control” shall mean the occurrence of any of the following events: (a) Guarantor shall cease to control the Borrower; or (b) any one Person becomes the beneficial owner of more than 50% of the Common Stock of Guarantor (determined on a fully diluted basis) or the right to vote or elect a majority of the board of directors of the Guarantor. For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower by contract or voting of securities or ownership interests.

“Claims and Losses” shall have the meaning set forth in Section 12.1 hereof.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Guarantor.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value or services received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Hedging Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the forgoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business.

“Debt Instrument” shall mean a negotiable Instrument or any other writing that evidences Borrower’s right to the payment of a monetary obligation.

“Default Rate” shall mean a per annum rate of interest equal to the Interest Rate plus five percent (5%).

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrower described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower or to which the Borrower is a party or may have any liability or by which the Borrower is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Escrow Agent” means Signature Bank.

“Escrow Account” means the escrow account established by the Guarantor and the Placement Agent with the Escrow Agent in which all proceeds from the Loans will be deposited.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 10 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Debt” shall mean any Debt that encumbers or is associated with any investment by the Borrower or any of its Subsidiaries in real estate or property, including assets that are related thereto, to the extent such Debt exists prior to or as of the date of such investment.

“GAAP” shall mean accounting principles generally accepted in the United States, set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lenders and any Affiliate or Subsidiary of the Lenders, and each of their Related Parties.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Rate” means a non-compounded per annum rate of interest equal to ten percent (10%) or, if lower, the maximum amount permitted by applicable law.

“Interest Share Amount” means the total number of shares of Common Stock issuable in connection with the payment of accrued interest, which shall be equal to (x) the total amount of accrued and unpaid interest divided by (y) a price per share equal to the VWAP per share of Common Stock during the twenty (20) consecutive Trading Days prior to the interest payment date or Maturity Date, as applicable, rounded up to the nearest whole share of Common Stock.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

“Liabilities” shall mean at all times all liabilities of the Borrower that would be shown as such on a balance sheet or in the notes to the financial statements of the Borrower prepared in accordance with GAAP.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including, without limitation, an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Liquidity Event” means (a) any sale, lease or other disposition of any asset of the Borrower or any subsidiary thereof (other than a sale, lease or other disposition to a wholly-owned subsidiary or Affiliate of the Borrower), whether alone or in the aggregate with other sales, leases or other dispositions, resulting in net cash proceeds payable to the Borrower or Guarantor of at least $25,000,000.00 in the aggregate or (b) one or more debt or equity financings by the Borrower or the Guarantor resulting in net cash proceeds to the Borrower or Guarantor of at least $25,000,000.00 in the aggregate.

“Loan(s)” shall mean the aggregate amount of all amounts loaned by the Lenders to the Borrower, under and pursuant to this Agreement.

“Loan Commitment” shall mean the aggregate Lender Commitment Amounts which may be increased as additional Lenders become parties to this Agreement.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrower or the Guarantor for the benefit of the Lenders pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Material Adverse Effect” shall mean (a) a material impairment of the ability of the Borrower to perform any of the Obligations under any of the Loan Documents, or (b) a material adverse effect on (i) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents, (ii) the perfection or priority of any Lien granted to the Lenders under any Loan Document, or (iii) the rights or remedies of the Lenders under any Loan Document.

“Maturity Date” shall mean the earlier of (x) June 30, 2021 and (y) two (2) Business Days following a Liquidity Event, unless extended by the Lender pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Required Lenders in their sole and absolute discretion in substitution for the Note.

“Net Income” shall mean, with respect to the Borrower for any period, the consolidated net income (or loss) of the Borrower for such period as determined in accordance with GAAP, excluding any extraordinary gains and any gains from discontinued operations.

“Note” shall mean a promissory note in the form acceptable to the Lenders, dated as of the date hereof, in the amount of the Loan Commitment and maturing on the Maturity Date, duly executed by the Borrower and payable to the order of the Lenders, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lenders and given in substitution therefor.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lenders hereunder, any expenses incurred by the Lenders hereunder and any and all other liabilities and obligations of the Borrower to the Lenders under this Agreement and any other Loan Document, including any reimbursement obligations of the Borrower in respect of Letters of Credit and surety bonds, all Hedging Obligations of the Borrower which are owed to the Lenders or any Affiliate of the Lenders, and all Lenders, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof. The term “Obligations” shall not however, refer to the obligations under Section 14 hereof.

“Obligor” shall mean the Borrower, Guarantor, and any other party liable with respect to the Obligations.

“Operating Expense Debt” shall mean any Debt or Contingent Liability that is incurred by a Person in connection with the conduct of its business for the payment of goods or services, each solely to the extent contemplated by the Approved Budget, after giving effect to Permitted Budget Variances.

“Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of the Borrower.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Partnership and LLC Collateral” means any and all limited liability and general partnership interests, limited liability company interests or other Capital Securities of any type or nature (including any such interests in any of the Borrower’s direct or indirect Subsidiaries now or hereafter owned by the Borrower), whether now existing or hereafter acquired or arising.

“Payment Shares” means all of the issued and outstanding shares of the ownership interests, whether certificated or uncertificated, of the Borrower’s direct or indirect Subsidiaries now or hereafter owned by the Borrower.

“Permitted Budget Variance” means any variance in any of specified cost, expense or disbursement in the Approved Budget if after giving effect to such variance and all other expected variances to the Approved Budget, the aggregate amount of costs, expenses and disbursements are reasonably expected to not exceed the aggregate costs, expenses and disbursements in the Approved Budget plus 10%.

“Permitted Indebtedness” means (a) Operating Expense Debt, Acquisition Debt, Existing Debt or trade payables and accrued expenses incurred by such Person in connection with the preparation and filing of reports or registration statements with the SEC or related matters and (b) Debt owed by the Borrower or any of its Affiliates as of the date of this Agreement.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which the Borrower maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrower or materially impair the use thereof in the operation of the Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding One Hundred Thousand and 00/100 Dollars ($100,000.00) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards are not final and non-appealable; (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower; (f) Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased) to the extent such are Acquisition Debt or Existing Debt; (g) Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired and that such are Acquisition Debt or Existing Debt; (h) Liens granted to the Lenders hereunder and under the Loan Documents; and (i) any Liens incurred in connection with any Acquisition Debt or Existing Debt.

“Permitted Private Sale” shall mean a sale of the Collateral that is: (i) marketed by a nationally recognized real estate brokerage company; (ii) that is retained at the expense of the Borrower; (iii) selected by the Borrower and approved by the Required Lenders, which approval shall not be unreasonably withheld, delayed or conditioned; (iv) marketed on customary terms; and (v) provides for a sale of the Collateral at a minimum price that is not less than the fair value as reasonably determined by the Borrower.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Placement Agent” means National Securities Corporation.

“Pledged Collateral” means any and all of the following, in each case to the extent Collateral: (a) Rights to Payment with respect to (i) Payment Shares; (ii) additional capital stock or other equity securities of the direct or indirect Subsidiaries of the Borrower, whether certificated or uncertificated; (iii) other Investment Property of the Borrower; (iv) warrants, options or other rights entitling the Borrower to acquire any interest in capital stock or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (vii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (viii) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (b) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Borrower.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Loans representing a majority in principal amount of the aggregate amount of Loans outstanding at the time of determination.

“Rights to Payment” means any and all of the Borrower’s Accounts and any and all of the Borrower’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Payment Shares, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations or other Collateral.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have fifty percent (50.00%) or more of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to direct or indirect Subsidiaries of the Borrower.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the NYSE, the NYSE American, NASDAQ, the OTC Bulletin Board system, the OTCQX, OTCQB or OTC Pink market operated by OTC Markets Group or any other market on which the Common Stock may be listed or quoted for trading on the date in question.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Delaware from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 15.17 hereof.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. or a similar report that is generally accepted in the financial industry (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Borrower, and reasonably acceptable to the Required Lenders, the fees and expenses of which shall be paid by the Borrower.

“Warrant” shall have the meaning set forth in Section 13.1 hereof.

1.2 Accounting Terms.

Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements that may be furnished to the Lenders pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lenders hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.

1.3 Other Terms Defined in UCC.

All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b) Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

(g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2. TERMS OF LENDING.

2.1 Loan.

(a) Loan Amount. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, each of the Lenders agrees to make a term loan in an amount of such Lender’s Loan Amount as set forth on the signature pages of this Agreement (the “Lender’s Loan Amount”). The Lender shall make the loan of the Lender’s Loan Amount at a closing of the transactions contemplated by this Agreement (each a “Closing” and, collectively, the “Closings” and the date on which any Closing takes place a “Closing Date”). The Borrower may hold one or more Closings on and after the date hereof through December 31, 2019, which date may be extended for up to 180 additional days at the joint election of the Guarantor and the Placement Agent. The proceeds of the Loans shall be funded into the Escrow Account and thereafter disbursed to the Borrower for working capital and general corporate purposes and for the acquisition of income producing retail and mixed-use properties and related transactional expenses in accordance with the budget or payment schedule attached hereto as Exhibit A (the “Approved Budget”) (subject to Permitted Budget Variances). The first $2,000,000 in net proceeds from the Loans and up to 49% of the balance of the proceeds from the Loans may be used by the Borrower or the Guarantor for general corporate and working capital purposes. Thereafter, a majority of the remaining proceeds (after the first $2,000,000 in proceeds) from the Loans that are deposited in the Escrow Account cannot be used by the Borrower or the Guarantor unless the Guarantor and the board of directors of the Guarantor resolve that the use of such proceeds is for the acquisition of a specific income producing retail and mixed-use property and related transaction expenses in accordance with the Approved Budget with Permitted Budget Variances therefrom and certify the same in writing to the Escrow Agent and the Placement Agent.

(b) Interest and Payments.

(i) Except as otherwise provided in this Section 2.1(b), the principal amount of the Loans outstanding from time to time shall bear interest at the Interest Rate. Interest on each Loan shall accrue from the date such Loan is made, and accrued and unpaid interest on the unpaid principal balance of all Loans outstanding from time to time, shall be due and payable quarterly on the first day of each January, April, July and October while the Loans remain outstanding with the final payment of accrued, but unpaid, interest being due and payable on the Maturity Date. Any amount of interest on the principal amount of the Loans which is not paid when due shall be added to the principal balance of the Loan. Any principal amount of the Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

(ii) Each prepayment of the Loans shall be applied as follows: first, to any accrued and unpaid costs and expenses incurred by the Lenders hereunder which are payable by the Borrower hereunder; second, to the remaining outstanding principal amount of the Loan; and third, to accrued and unpaid interest on the principal amount of the Loans. Payments on the Loans shall be made on a pro rata basis based on the aggregate principal amount of the Loans outstanding at the time payment is made.

(c) Principal Payments.

(i) Mandatory Payments.

(A) All Loans hereunder shall be repaid by the Borrower on the Maturity Date in cash, unless payable sooner pursuant to the provisions of this Agreement.

(B) If, on the 180th day following the last Closing Date any proceeds of the Loans remain in the Escrow Account, then the Borrower shall use all of such funds to repay (1) outstanding accrued, but unpaid, interest on the Loans in cash if not otherwise paid by the Borrower with shares of the Guarantor’s Common Stock in accordance with Section 2.2 below and (2) as much of the principal amount of the Loans outstanding as is possible in cash. Any mandatory prepayment pursuant to this Section 2.1(c)(i)(B) shall be made on a pro rata basis to all Lenders based upon the relative outstanding principal amounts of their respective Loans.

(ii) Optional Prepayments. The Borrower may from time to time prepay the Loans in cash, in whole or in part, without any prepayment penalty, fee or similar amount whatsoever, provided that any prepayment of principal shall include all accrued and unpaid interest thereon to the date of such prepayment.

2.2 Interest and Fee Computation; Collection of Funds.

Except as otherwise set forth herein, all interest and fees shall be paid, at the Borrower’s election, in either cash or in shares of Common Stock in an amount equal to the Interest Share Amount, calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. If any payment to be made by the Borrower hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. All payments made by the Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.

2.3 Taxes.

(a) Except as otherwise provided with respect to Tax Withholdings, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any of the Lenders as a result of a present or former connection between any of the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein other than any such connection arising solely from any of the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document (“Lender Jurisdiction Taxes”). Notwithstanding the foregoing, the Borrower shall withhold amounts for any payments of interest (“Tax Withholdings”) required under the Internal Revenue Code of 1986, as amended (the “Code”) and remit such payments as required under the Code and such amounts shall be deemed a payment of interest under this Agreement to the applicable Lender.

(b) The Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c) At the request of the Borrower and at the Borrower’s sole cost, the applicable Lender shall take reasonable steps to (i) contest its liability for any Other Taxes that have not been paid, or (ii) seek a refund of any Other Taxes that have been paid.

(d) Whenever any Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lenders to which such payment was applicable a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Other Taxes when due to the appropriate taxing authority or fails to remit to the applicable Lenders the required receipts or other required documentary evidence or if any governmental authority seeks to collect any Other Tax directly from the Lenders for any other reason, the Borrower shall indemnify the applicable Lenders on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Lenders to the extent arising from any such failure by the Borrower.

(e) The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.4 All Loans to Constitute Single Obligation.

The Loans shall constitute one general obligation of the Borrower and shall be secured by Lenders’ security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Borrower to Lenders.

Section 3. CONDITIONS PRECEDENT.

3.1 Conditions Precedent to Closing.

Notwithstanding any other provision of this Agreement, the Lenders shall not be required to consummate the transactions contemplated by this Agreement at any Closing unless the following conditions shall have been satisfied:

(a) Loan Documents. The Borrower shall have executed and delivered to the Lenders all of the following Loan Documents, all of which must be satisfactory to the Lenders and the Lenders’ counsel in form, substance and execution:

(i) Loan Agreement. This Agreement duly executed by the Borrower.

(ii) Note. A Note duly executed by the Borrower, in the form acceptable to the such Lender.

(iii) Organizational and Authorization Document. The Borrower shall have provided or made available to the Lenders copies of:

(A) the Borrower Organizational Documents;

(B) resolutions of the general partner of the Borrower approving and authorizing the Borrower’s execution, delivery and performance of the Loan Documents and the transactions contemplated thereby;

(C) signature and incumbency certificates of the officers of the general partner of the Borrower, each of which the Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Lenders may conclusively rely on each such document and certificate until formally advised by the Borrower of any changes therein; and

(D) good standing certificates of the Borrower in the state of Delaware.

(iv) Insurance. Evidence satisfactory to the Lenders of the existence of insurance required to be maintained pursuant to Section 8.5, together with evidence that the Lenders, has been named as a lender’s loss payee on all such insurance policies.

(v) Additional Documents. Such other certificates, financial statements, schedules, resolutions, notes and other documents which are provided for hereunder.

(b) Litigation. No litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers, directors or shareholders having a Material Adverse Effect upon the Borrower.

(c) Representations and Warranties. Any representation or warranty of the Borrower contained herein or in any Loan Document shall be true and correct as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

(d) Additional Materials. The Lenders shall have received any additional certificates, financial statements, schedules, resolutions, notes and other documents which are provided for hereunder or which the Lenders shall reasonably require.

Section 4. NOTE EVIDENCING LOAN.

The Loans shall be evidenced by a Note that are payable to the Lenders. At the time of each Closing of a Loan or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Lenders. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Loans hereunder, (ii) any accrued and unpaid interest owing on Loans, and (iii) all amounts repaid on Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Note to repay the principal amount of the Loans, together with all interest accruing thereon.

Section 5. CONTINUING GUARANTY.

5.1 Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Lender, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement thereof). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

5.2 Rights of the Lender. The Guarantor consents and agrees that the Required Lenders, may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lenders may determine; and (d) release or substitute one or more of any endorsers or other Guarantor of any of the Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor.

5.3 Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lenders) of the liability of Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to proceed against Borrower, proceed against or exhaust any security for the Obligations, any requirement that the Lenders marshal assets against any other party or Collateral or other property of Borrower or pursue any other remedy in the power of the Lenders, whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Lenders; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

5.4 Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

5.5 Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all Obligations and any other amounts payable under this Agreement are indefeasibly paid in full in cash. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Lenders and shall forthwith be paid to Lenders to reduce the amount of the Obligations, whether matured or unmatured.

5.6 Termination; Reinstatement. This Guaranty is a continuing guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under the Loan Documents are indefeasibly paid in full in cash. If the Guarantor elects to revoke this Guaranty, such revocation shall not become effective until 10 Business Days after the Lenders receive written notice from the Guarantor revoking this Guaranty. If this Guaranty is revoked by the Guarantor, said revocation shall have no effect on the continuing liability of the Guarantor to guarantee unconditionally the prompt payment of all Obligations which are contracted or incurred prior to the fifth Business Day after receipt of the revocation notice, including any such prior Obligations which are subsequently renewed, modified or extended after such revocation becomes effective, as well as all extensions of credit made after revocation pursuant to any commitments made prior to such revocation. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or the Lenders exercises their right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any applicable law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this Section shall survive termination of this Guaranty.

5.7 Subordination. The Guarantor hereby subordinates the payment of all intercompany Debt of Borrower owing to the Guarantor until such time as the Obligations are indefeasibly paid in full in cash. Any intercompany Debt, if the Lenders so request, shall be collected, enforced and received by the Guarantor as trustee for the Lenders and be paid over to the Lenders on account of the Obligations, but without reducing or affecting in any manner the liability of the Borrower under the other provisions of the Loan Documents.

5.8 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Guarantor or Borrower under any applicable laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by Lender.

5.9 Condition of Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business and operations of Borrower as the Guarantor requires, and that the Lenders have no duty, and the Guarantor is not relying on the any Lender at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of Borrower.

Section 6. SECURITY FOR THE OBLIGATIONS.

6.1 Security for Obligations.

As security for the payment and performance of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Lenders and does hereby grant to the Lenders, a continuing and unconditional security interest in and to any and all assets and property of the Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Lenders or any agent or bailee for the Lenders or any parent, Affiliate or Subsidiary of the Lenders or any participant with the Lenders in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, distributions, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Debt Instruments;

(ii) All Accounts;

(iii) All Rights to Payment including, without limitation, in connection with Borrower’s direct or indirect ownership interest in all Pledged Collateral;

(iv) All Goods, including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;

(v) All Software and computer programs;

(vi) All Deposit Accounts;

(vii) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims, and General Intangibles, including Payment Intangibles; and

(viii) All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

(c) Notwithstanding the foregoing, solely to the extent that (i) an agreement, document or instrument that Guarantor, Borrower or any of its Subsidiaries becomes a party or any of their respective properties becomes bound, and that governs the rights regarding any Lien (an “Existing Restrictive Agreement”) restricts the asset subject to such Lien to be pledged as Collateral hereunder (such asset, an “Existing Lien Restricted Asset”), or (ii) the terms of a Permitted Lien governing Acquisition Debt (a “Permitted Restrictive Agreement”) would restrict the asset subject to such Permitted Lien from being pledged as Collateral hereunder (such asset, together with any Existing Lien Restricted Asset, a “Restricted Asset”), then the Liens granted hereunder with respect to such Restricted Asset shall be limited to such security interests, if any, as may be granted to Lender in accordance with such Existing Restrictive Agreement or such Permitted Restrictive Agreement, as applicable.

6.2 Delivery of Debt Instruments and Certificates Representing Payment Shares.

The Borrower shall deliver to the Lenders immediately upon the Lenders’ demand, all documents, including promissory notes, evidencing the Debt Instruments and all certificates representing Payment Shares, together with such documentation as the Lenders reasonably require to fully assign the Debt Instruments and Payment Shares to Lenders to perfect the security interest granted under this Agreement.

6.3 Possession and Transfer of Collateral.

Unless an Event of Default exists hereunder, and subject to Borrower’s obligations as to mandatory prepayment pursuant to Section 2.1(c), the Borrower shall be entitled to possession or use of the Collateral (other than Debt Instruments or other Instruments, Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required or that may be required to be delivered to the Lenders pursuant to this Section 6). The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of the Lenders to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral.

6.4 Financing Statements.

The Borrower shall, at a Lender’s request, at any time and from time to time, execute and deliver to such Lender such financing statements, amendments and other documents and do such acts as such Lender deems reasonably necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of such Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. The Borrower hereby irrevocably authorizes the Lenders at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Borrower that (a) indicate the Collateral (i) is comprised of the Collateral, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any Organizational Identification Number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and the Borrower authorizes the Lenders to file this Agreement as a financing statement in any jurisdiction. The Borrower agrees to furnish any such information to the Lenders promptly upon request. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lenders in any jurisdiction prior to the date of this Agreement. In addition, the Borrower shall make appropriate entries on its books and records disclosing the Lenders’ security interests in the Collateral.

6.5 Preservation of the Collateral.

The Lenders may, but are not required, to take such actions from time to time as they deem appropriate to maintain or protect the Collateral. The Lenders shall have exercised reasonable care in the custody and preservation of the Collateral if the Lenders take such action as the Borrower shall reasonably request in writing which is not inconsistent with the Lenders’ status as a secured party, but the failure of the Lenders to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, a Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lenders, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lenders to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Lenders in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Lenders that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Lenders shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.6 Other Actions as to any and all Collateral.

The Borrower further agrees to take any other action reasonably requested by the Lenders to ensure the attachment, perfection and first priority of, and the ability of the Lenders to enforce, the Lenders’ security interest in any and all of the Collateral to the extent necessary to have a perfected security interest as provided in this Agreement.

6.7 Letter-of-Credit Rights.

If the Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of the Borrower, the Borrower shall promptly notify the Lenders thereof and, at the request and option of the Lenders, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Lenders, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lenders of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lenders to become the transferee beneficiary of the letter of credit, with the Lenders agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

Section 7. REPRESENTATIONS AND WARRANTIES.

To induce the Lenders to make the Loans, the Borrower makes the following representations and warranties to each Lender, each of which shall survive the execution and delivery of this Agreement:

7.1 Borrower Organization and Name.

The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The exact legal name of the Borrower is Gadsden Growth Properties, L.P., and it currently does not conduct, nor, has it during the last five (5) years conducted, business under any other name or trade name.

7.2 Authorization.

The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Borrower Organizational Documents. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3 Validity and Binding Nature.

This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4 Consent: Absence of Breach.

The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the Borrower Organizational Documents, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, other than Liens in favor of the Lenders created pursuant to this Agreement.

7.5 Ownership of Properties; Liens.

The Borrower is the sole owner of all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

7.6 Equity Ownership.

All issued and outstanding Capital Securities of the Guarantor and Borrower are duly authorized and validly issued, fully paid, and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the Borrower or Guarantor that would prohibit the Guarantor from issuing the Capital Securities to the Lenders pursuant to Section 13.

7.7 Litigation and Contingent Liabilities.

There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of the Borrower, threatened, against the Borrower or Guarantor, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect upon the Borrower or Guarantor, except as set forth in the private placement memorandum, dated June 10, 2019, relating to the offering of the Notes and the Warrants, under the heading “Risks Relating to Gadsden Opco.”

7.8 Event of Default.

No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Borrower of any of the Obligations hereunder or under any of the other Loan Documents, and the Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party.

7.9 Adverse Circumstances.

No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.10 Solvency, etc.

As of the date hereof, after giving effect to each Loan hereunder and the use of the proceeds thereof, including the acquisition of real estate and related assets by Borrower or one of its Subsidiaries as contemplated by Guarantor’s business plan, (a) the fair value of the Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of the Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) the Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.11 Security Interest.

This Agreement creates a valid security interest in favor of the Lenders in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Lenders or delivery of such Collateral to the Lenders, shall constitute a valid, perfected, security interest in such Collateral.

7.12 Lending Relationship.

The relationship hereby created between the Borrower, and the Lenders is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. Each Lender represents that it will receive any Note payable to its order as evidence of a bank loan.

7.13 Taxes.

Each of the Borrower and the Guarantor has timely filed all tax returns and reports required by law to have been filed by it (after giving effect to duly filed extensions) and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Lenders and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy or objection pending, or to the knowledge of the Borrower, threatened in respect of any tax returns of the Borrower or the Guarantor. Each of the Borrower and the Guarantor has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.14 Compliance with Regulation U.

No portion of the proceeds of the Loans shall be used by the Borrower, or any Affiliate of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.15 Governmental Regulation.

The Borrower is not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.16 Place of Business.

The principal place of business of the Borrower is set forth in the preamble to this Agreement and all Collateral and books and records of Borrower are located at such principal place of business of Borrower. Borrower shall promptly notify the Lenders of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Lender.

7.17 Complete Information.

This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrower to the Lenders for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower to the Lenders pursuant hereto or in connection herewith will be, when taken together (including supplements and modifications and correction), true and accurate in every material respect as of the date of this Agreement and the date of every Closing, and none of such information is or will be incomplete in any material respect by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lenders that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and, further, that Borrower and the Guarantor have substantial liabilities in excess of their assets.

7.18 Compliance with Certain Laws.

(a) As of the date of this Agreement, each of the Borrower and Guarantor is in full compliance with all the applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, including but not limited to, conducting any activity or failing to conduct any activity, if such action or inaction constitutes a money laundering crime, including any money laundering crime prohibited under the Money Laundering Control Act, 18 U.S.C. 1956, 1957, or the Lenders Secrecy Act, 31 U.S.C. 5311 et seq. and any amendments or successors thereto and any applicable regulations promulgated thereunder.

(b) The Borrower and Guarantor represent and warrant that: (a) neither it, he, nor she, nor any of their owners, or any officer, director or employee, is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control or as a person, group, entity or nation designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (b) it is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; and (c) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person,” or for or on behalf of any person, group, entity or nation designated in Gadsden Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

(c) The Borrower and Guarantor acknowledge that it/he/she understands and has been advised by its own legal counsel on the requirements of the applicable laws referred to above, including the Money Laundering Control Act, 18 U.S.C. 1956, 1957, the Lender Secrecy Act, 31 U.S.C. 5311 et seq., the applicable regulations promulgated thereunder, and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

(d) Neither the Borrower, the Guarantor, nor any of its respective affiliates is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), as amended. Neither the Borrower nor any of its respective Affiliates is in violation of, nor will the use of the Loan violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R. Subtitle B, Chapter V).

Section 8. AFFIRMATIVE COVENANTS.

Until all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) have been paid in full in cash, the Borrower covenants and agrees as follows:

8.1 Borrower Existence.

The Borrower shall at all times preserve and maintain (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

8.2 Use of Proceeds; Compliance with Laws.

The Borrower shall use the proceeds of the Loans solely for the purposes set forth in Section 2.1(a) and in accordance with the Approved Budget, subject to Permitted Budget Variances, and not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, the Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.

8.3 Payment of Taxes and Liabilities.

The Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Borrower to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.4 Maintain Property.

The Borrower shall at all times maintain, preserve and keep its properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall permit the Lenders to reasonably examine and reasonably inspect such properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

8.5 Maintain Insurance.

The Borrower shall maintain the insurance coverage described on the Acord certificate delivered to the Lenders prior to the initial funding of the Loans under Section 3.1.

8.6 ERISA Liabilities; Employee Plans.

The Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Lenders immediately upon receipt by the Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Lenders of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.7 Financial Statements.

The Borrower and Guarantor shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Lenders or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower and the Guarantor, including, but not limited to:

(a) promptly when and if available, and in any event, within ninety (90) days after the close of each of its fiscal years ending on or after December 31, 2018, a copy of the annual reviewed financial statements of the Borrower, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, certified by an independent certified public accountant of recognized standing, selected by the Borrower; and

(b) a copy of all financial and other statements that are filed by Guarantor with the SEC.

8.8 Other Reports.

The Borrower shall, within such period of time as the Lenders may specify, deliver to the Lenders such other financial schedules and reports as the Lenders may reasonably require.

8.9 Collateral Records.

The Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Lenders’ Lien in the Collateral.

8.10 Notice of Proceedings.

The Borrower, promptly upon becoming aware, shall give written notice to the Lenders of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or to which any of its properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.11 Notice of Event of Default or Material Adverse Effect. The Borrower shall, immediately after the commencement thereof, give notice to the Lenders in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

8.12 Environmental Matters.

If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrower, the Borrower shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Borrower of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.13 Administration of the Rights to Payment and Pledged Collateral.

(a) Collection of Rights to Payment. Until the Lenders exercise Lenders’ rights hereunder to collect Rights to Payment with respect to the Collateral of the Lenders, the Borrower shall endeavor in the first instance to diligently collect all amounts due or to become due on or with respect to the Rights to Payment.

(b) Voting Prior to an Event of Default. Unless an Event of Default shall have occurred and is continuing (i) subject to Section 2.1(c), the Borrower shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral, to the extent consistent with the Loan Documents; and (ii) the Borrower shall have the right to vote the Pledged Collateral and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising the Pledged Collateral to the same extent as the Borrower would if the Pledged Collateral were not pledged to the Lenders pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Lenders in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement or any other Loan Documents. If applicable, the Borrower shall be deemed the beneficial owner of all Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder.

(c) General Authority upon an Event of Default. Upon the occurrence and during the continuance of any Event of Default:

(i) the Lenders shall be entitled to receive all distributions and payments of any nature with respect to the Collateral, to be held by the Lenders as part of such Collateral; and

(ii) the Lenders shall have the right following prior written notice to the Borrower to vote or consent to take any action with respect to the Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the Lenders were the absolute owner thereof.

(d) Distributions to Be Held for Lenders. Upon the occurrence and during the continuance of any Event of Default, distributions and other payments which are received by the Borrower but which it is not entitled to retain as a result of the operation of this Section 8.13 shall be held in trust for the benefit of the Lenders, be segregated from the other property or funds of the Borrower, and be forthwith paid over or delivered to the Lenders in the same form as so received.

8.14 Further Assurances.

The Borrower shall take such actions as are necessary or as the Lenders may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of the Borrower, in each case as the Lenders may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.15 Registration Rights. The Guarantor hereby grants the following registration rights to the Lenders.

(a) Registration Statement. The Guarantor shall file with the SEC not later than thirty (30) days after the last Closing Date hereunder a registration statement on an appropriate form (the “Registration Statement”) covering the resale of (i) the shares of Guarantor’s Common Stock underlying the Warrants and (ii) the aggregate Interest Share Amount issuable to the Lenders hereunder (collectively, the “Registrable Securities”) and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable thereunder and maintain such Registration Statement effective during the Effectiveness Period (as defined below). Notwithstanding anything to the contrary herein, at any time, the Guarantor may delay the disclosure of material, non-public information concerning the Guarantor the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Guarantor, in the best interest of the Guarantor and otherwise required (a “Grace Period”); provided, that the Guarantor shall promptly: (i) notify the Lenders in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Guarantor will not disclose the content of such material, non-public information to the Lender) and the date on which the Grace Period will begin, and (ii) use commercially reasonable efforts to resolve any issue that makes disclosure of the material, non-public information not in the best interests of the Guarantor. For purposes hereof, “Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Section 8.15, the period commencing on the effective date of such Registration Statement and ending on (a) the date that all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Lenders holding such Registrable Securities included therein, or (b) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Lenders holding such Registrable Securities without volume restrictions pursuant to Rule 144 of the Securities Act as determined by the counsel to the Guarantor pursuant to a written opinion letter to such effect, addressed and acceptable to the Guarantor’s transfer agent and the affected Lenders.

(b) Registration Procedures. In connection with the Registration Statement, the Guarantor will:

(i) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Lenders until all the Registrable Securities owned by such the Lenders may be resold without restriction under the Securities Act; and

(ii) Immediately notify the Lenders when the prospectus included in the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the Guarantor has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Guarantor notifies the Lenders to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Lenders shall suspend use of such prospectus. In such event, the Guarantor will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(iii) Provision of Documents etc. In connection with the Registration Statement, the Lenders will furnish to the Guarantor in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Guarantor may require the Lenders, upon five business days’ notice, to furnish to the Guarantor a certified statement as to, among other things, the number of Registrable Securities and the number of other shares of the Guarantor’s Common Stock beneficially owned by such Lender and the person that has voting and dispositive control over such shares. The Lenders covenant and agree that each of them will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Registrable Securities pursuant to the Registration Statement.

(iv) Expenses. All expenses incurred by the Guarantor in complying with this article, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Guarantor, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Registrable Securities, including any fees and disbursements of any counsel to the Lenders, are called “Selling Expenses.” The Guarantor will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the applicable Lender.

(c) Indemnification and Contribution.

(i) The Guarantor will, to the extent permitted by law, indemnify and hold harmless the Lenders, and, as applicable, each officer of each Lender, each director of each Lender, and each other person, if any, who controls each Lender within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Lender or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse such Lender and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Guarantor shall not be liable to a Lender to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Lender or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(ii) The Lender will, to the extent permitted by law, indemnify and hold harmless the Guarantor, and each person, if any, who controls the Guarantor within the meaning of the Securities Act, each underwriter, each officer of the Guarantor who signs the Registration Statement and each director of the Guarantor against all Claims to which the Guarantor or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Guarantor and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Lender will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Lender, as such, furnished in writing to the Guarantor by such Lender specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section and shall only relieve it from any liability which it may have to such indemnified party under this Section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

(iv) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Lender, or any controlling person of the Lender, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Lender or controlling person of the Lender in circumstances for which indemnification is not provided under this Section, then, and in each such case, the Guarantor and each of the Lenders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this Section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(d) Delivery of Unlegended Shares. Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Guarantor has received (i) a notice that Registrable Securities have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) and (ii) in the case of sales under Rule 144, customary representation letters of the Lender and Lender’s broker regarding compliance with the requirements of Rule 144, the Guarantor at its expense, (A) shall deliver the Registrable Securities so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Registrable Securities, if any, to the Lender at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Lender. In lieu of delivering physical certificates representing the Unlegended Shares, if the Guarantor’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Lender, so long as the certificates therefor do not bear a legend and the Lender is not obligated to return such certificate for the placement of a legend thereon, the Guarantor shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of the Lender’s broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Lender’s broker (the so-called DTC participant). Each of the Lenders agrees that the removal of the restrictive legend from certificates representing the Registrable Securities as set forth in this Section is predicated upon the Guarantor’s reliance that the Lender will sell any Registrable Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(e) Rule 144. The Guarantor agrees that until all the Registrable Securities have been sold under a Registration Statement or pursuant to Rule 144 or other available exemption from Securities Act registration requirements, it shall use its reasonable commercial efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit the Lenders to sell the Registrable Securities under Rule 144. The Guarantor shall use commercially reasonable efforts to facilitate sales of the Registrable Securities under Rule 144, including the delivery of customary transfer agent instructions to the Guarantor’s transfer agent and causing its counsel to deliver any required opinion to the Guarantor’s transfer agent if resales under Rule 144 are permissible under the Securities Act.

(f) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Guarantor shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Guarantor shall send to each Lender written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such Lender shall so request in writing, the Guarantor shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

Section 9. NEGATIVE COVENANTS.

Until all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) have been paid in full in cash, Borrower will observe, perform, and comply with each of the covenants set forth below in this Section 9.

9.1 Debt. Without the written consent of the Required Lenders, the Borrower shall not incur, and Borrower will not permit any of its Subsidiaries to incur, additional Debt other than Permitted Indebtedness as provided herein.

9.2 Encumbrances. The Borrower shall not, and shall cause each of its direct and indirect Subsidiaries not to, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower or such Subsidiary, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

9.3 Investments.

The Borrower shall not, either directly or indirectly, make or have outstanding any Investment, except:

(e) Investments in any direct or indirect Subsidiary, including the payment for any Contingent Liability of such Person;

(f) Investments in any real estate asset owned directly or indirectly by the Borrower;

(a) Cash Equivalent Investments;

(b) bank deposits in the ordinary course of business;

provided, however, that no Investment otherwise permitted by subsections (a) or (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

9.4 Transfer; Merger; Sales.

Except for the proposed merger of Gadsden Growth Properties, Inc. with and into the Borrower or a subsidiary of the Borrower, the Borrower shall not, whether in one transaction or a series of related transactions, without the written consent of the Required Lenders, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or, (b) effect a Liquidity Event, sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities, or (c) sell or assign, with or without recourse, any receivables.

Without the written consent of the Required Lenders, the Borrower shall not transfer, by sale, exclusive license or otherwise, any material property rights of the Borrower, other than the sale of real properties or interests in real properties sold in the ordinary course of business.

9.5 Related Party Distributions; Dividends.

Except as provided in the Approved Budget the Borrower shall not, (a) make any distribution or dividend (other than stock dividends), in cash to any of its equity holders other than to the extent required for the Guarantor to continue to qualify under the Code as a real estate investment trust, if applicable, (b) purchase or redeem any of its equity interests or other Capital Securities or any warrants, options or other rights in respect thereof, except in accordance with equity incentive plans approved by the board that permit the purchase of equity interests upon the termination of employment or service with the Borrower of its employees or consultants, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, or (d) set aside funds for any of the foregoing, in each case, other than as contemplated by the Approved Budget.

Without the written consent of the Required Lenders, the Borrower shall not declare or pay any cash dividend or make any cash distribution on any equity interests or subordinated or junior debt of the Borrower other than (i) the Note, (ii) dividends required to be paid or accrued on outstanding shares of preferred stock, if any, or (iii) upon the Borrower becoming a Real Estate Investment Trust under the Internal Revenue Code (“REIT”), other than the payment of dividends required to maintain the status of the Borrower as a REIT.

9.6 Transactions with Affiliates.

Without the written consent of the Required Lenders, the Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of the Borrower other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrower and upon fair and reasonable terms which are fully disclosed to the Lenders and are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower, subject to certain customary exceptions and the consolidation and closure of subsidiaries in accordance with the Borrower’s current plan of liquidation for such subsidiaries.

9.7 Cancellation of Debt.

The Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

9.8 Inconsistent Agreements.

The Borrower shall not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrower from granting to the Lenders a Lien on any of its assets.

9.9 Business Activities; Change of Legal Status and Organizational Documents.

The Borrower shall not, without the written consent of the Required Lenders, (a) engage in any line of business other than that currently described in the Guarantor’s reports as filed with the SEC or as described in the private placement memorandum, dated June 10, 2019, relating to the offering of the Notes and the Warrants, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (b) permit any Borrower Organizational Documents to be amended or modified in any way which would reasonably be expected to materially adversely affect the interests of the Lenders.

9.10  Appointment of Executive. Without the written consent of the Required Lenders, the Borrower shall not appoint a new Executive Officer.

9.11 Repurchase; Redemption. Without the written consent of the Required Lenders, the Borrower shall not repurchase or redeem any securities, except for the redemption of the Notes and the repurchase of securities of FDHC, LLC, the entity from which the Borrower acquired the property known as Mission Hills Square, in accordance with the related transaction documents, and the repurchase of equity securities of employees and consultants to the Borrower in accordance with the Borrower’s equity incentive plan.

9.12 Equity Incentive Plan. Without the written consent of the Required Lenders, the Borrower shall not amend, modify or adopt any option or equity incentive plan.

9.13 Rights Under the Notes. Without the written consent of the Required Lenders, the Borrower shall not amend, waive, alter or repeal the preferences, rights, privileges or powers of the Notes.

9.14 Loans. Without the written consent of the Required Lenders, other than guarantees in respect of Acquisition Debt, the Borrower shall not make any loans in excess of $250,000.

Section 10. EVENTS OF DEFAULT.

The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

10.1 Nonpayment of Obligations.

Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.

10.2 Misrepresentation.

Any written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Lenders shall, when considered in the aggregate, be false in any material respects when made, or if any financial data or any other information now or hereafter furnished to the Lenders by or on behalf of any Obligor shall when made be false, inaccurate or misleading in any material respect.

10.3 Nonperformance.

Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of fifteen (15) Business Days after the Borrower receives written notice of such failure to perform or default in performance, or in the other Loan Documents or any other agreement with the Lenders and such failure to perform or default in performance continues beyond any applicable grace or cure period.

10.4 Default under Loan Documents.

A default under any of the other Loan Documents, which default continues after the cure or grace period specified therein or for a period of thirty (30) days if no such period is specified.

10.5 Default under Other Debt.

Other than defaults on: (i) Existing Debt which are continuing on the date the relevant investment or acquisition is made, or (ii) the Debt of Guarantor (collectively, the “Existing Defaults”), any default by any Obligor or of any of the Borrower’s direct or indirect Subsidiaries in the payment of any Debt in an amount that exceeds $500,000 for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

10.6 Other Material Obligations.

Other than the Existing Default, any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor or any direct or indirect Subsidiary of Borrower with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect.

10.7 Bankruptcy, Insolvency, etc.

Any Obligor admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof and is not discharged within one hundred and twenty (120) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for one hundred and twenty (120) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

10.8 Change in Control.

The occurrence of any Change in Control.

10.9 Use of Proceeds.

Subject to Permitted Budget Variances, the failure by the Borrower to utilize the proceeds of the Loan in accordance with the Approved Budget.

10.10 Collateral Impairment.

The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations.

10.11 Guaranty.

There is a discontinuance by the Guarantor of the Guaranty, or the Guarantor shall contest the validity of the Guaranty.

Section 11. REMEDIES.

11.1 General Remedies.

Upon the occurrence of an Event of Default, the Lenders shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the Required Lenders may declare all commitments to the Borrower hereunder to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default, under Section 10.7, all commitments of the Lenders to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lenders. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lenders’ rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any of the Borrower, the Guarantor or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

11.2 Possession and Assembly of Collateral.

The Lenders may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Lenders already have possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lenders shall have the right to store and conduct a sale of the same in any of the Borrower’s premises without cost to the Lenders. At the Lenders’ request, the Borrower will, at the Borrower’s sole expense, assemble the Collateral and make it available to the Lenders at a place or places to be designated by the Lenders which is reasonably convenient to the Lenders and the Borrower.

11.3 Sale of Collateral.

The Lenders may sell any or all of the Collateral at public or Permitted Private Sale in accordance with the UCC, upon such terms and conditions as the Lenders may deem proper and the Lenders may purchase any or all of the Collateral at any such sale. The Borrower acknowledges that the Lenders may be unable to affect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more Permitted Private Sales to a restricted group of offerees and purchasers. The Borrower consents to any such Permitted Private Sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Lenders shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lenders may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lenders at least ten (10) Business Days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Lenders relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lenders, or their respective Related Parties, by reason of taking, selling or collecting any portion of the Collateral. The Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lenders shall deem appropriate and commercially reasonable. The Borrower expressly absolves the Lenders and their respective Related Parties from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

11.4 Standards for Exercising Remedies.

Borrower and Lenders agree that in exercising remedies provided by the UCC or other applicable law that impose duties on the Lenders to exercise such remedies in a commercially reasonable manner: (a) the Lenders shall not be required to incur expenses incident to the preparation of Collateral for disposition if it is unlikely Lenders will recover such expenses in connection with the disposition; (b) the Lenders shall not be required to obtain any third party consents for access to Collateral or, if not required by other law, shall not be required to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) Lenders may determine in its reasonable discretion whether to exercise collection remedies against Account Debtors either directly or through collection agencies or to remove adverse claims against the Collateral; (d) the Lenders shall not be required to privately contact other potential acquirers of the Collateral, to retain an auctioneer for public sale or procure the services of other professionals; (e) Lenders may utilize internet auction sites, (f) Lenders may offer the Collateral for sale in its entirely or as divisible units; (g) Lenders may disclaim disposition warranties, including, without limitation, any warranties of title; and (h) Lenders may, at their sole expense, purchase insurance or credit enhancements to insure the Lenders against risks of loss, collection or disposition of Collateral or to provide to the Lenders a guaranteed return from the collection or disposition of Collateral. The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Lenders would be commercially reasonable in the Lenders’ exercise of remedies against the Collateral and that other actions or omissions by the Lenders shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

11.5 UCC and Offset Rights.

The Lenders may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Lenders, and may, without demand or notice of any kind, notwithstanding anything herein to the contrary, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Lenders may, from time to time, elect, any indebtedness of the Lenders to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lenders. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Administrative gent, acting on behalf of the Lenders, in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lenders to any Obligor.

11.6 Additional Remedies.

The Lenders, shall have the rights and powers to:

(a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, the applicable Account Debtors, to make payment directly to the Lenders of any amounts due or to become due thereunder, or the Lenders may directly notify such obligors of the security interest of the Lenders, and/or of the assignment to the Lenders of the Collateral and direct such obligors to make payment to the Lenders of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e) grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Lenders or the Lenders’ nominee without disclosing, if the Required Lenders so desire, that such securities so transferred are subject to the security interest of the Lenders, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Lenders or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Lenders or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lenders as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lenders’ rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Lenders for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lenders’ rights hereunder, under any Note or under any of the other Obligations.

The Borrower hereby ratifies and confirms whatever the Lenders may do with respect to the Collateral and agrees that the Lenders shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

11.7 No Marshaling.

The Lenders shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lenders’ rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

11.8 Application of Proceeds.

The Lenders will within two (2) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Lenders shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Lenders of all or any part of the Collateral may be first applied by the Lenders to the payment of expenses incurred in connection with the Collateral, including attorneys’ fees and legal expenses.

11.9 No Waiver.

No Event of Default shall be waived by the Lenders except in writing. No failure or delay on the part of any Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lenders to exercise any remedy available to the Lenders in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Lenders, no remedy of law will provide adequate relief to the Lenders, and further agrees that the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 12. INDEMNIFICATION.

12.1 Obligation to Indemnify.

The Borrower agrees to defend, protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party but which shall be limited to one counsel for all Indemnified Parties), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise, but excluding any Lender Jurisdiction Taxes and Tax Withholdings (collectively, “Claims and Losses”) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Lenders’ rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Lenders; provided, however, the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.

12.2 Contribution.

To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law.

12.3 Payment of Obligation.

Any liability, obligation, loss, damage, penalty, cost or expense or other Claims and Losses covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, shall be added to the Obligations of the Borrower and be secured by the Collateral.

12.4 Survival.

The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement for a period of eighteen (18) months.

Section 13. WARRANT BONUS FEE

13.1 Issuance of Warrant

The Guarantor shall issue warrants in the form of Exhibit B (each a “Warrant” and, collectively, the “Warrants”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”) as provided in this Section 13. On the date that is 30 Trading Days after the applicable Closing, the Guarantor will issue to each of the Lenders who participated in such Closing a Warrant for the purchase of the number of shares of Common Stock equal to the following: (i) the principal amount of all Loans made by such Lender divided by (ii) the volume weighted average closing price of the Common Stock on the Trading Market for the 20 trading days after the applicable Closing. The Warrant, and, upon the exercise of the Warrant, the shares of Common Stock issued to each Lender thereunder shall be duly authorized, fully paid and non-assessable. The issuance of the Warrants by the Guarantor to the Borrower shall be treated as a capital contribution to the Borrower and then a transfer of such Warrants by the Borrower to the Lender as additional fees or interest under this Agreement. Each Lender acknowledges that the Warrant and the underlying shares of Common Stock are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”). Each Lender agrees that, as a condition to being issues and such Warrant and, upon exercise of the Warrant, the shares of Common Stock underlying the Warrant, such Lender shall provide such other additional information about such Lender to Guarantor so that Guarantor may comply with applicable federal and state securities laws and that such Lender shall provide such representations and warranties so that Guarantor may issues such shares of Common stock in compliance with applicable federal and state securities laws, such as that such Lender is not taking such Warrant, or upon exercise of such Warrant, the shares of Common Stock underlying the Warrant as part of a distribution of such shares and providing to Guarantor the tax identification number and other registration details for such shares.

13.2 Reservation of Shares.

The Guarantor shall reserve from its authorized and unissued shares of Common Stock such number of shares of Common Stock that are sufficient to satisfy the obligations in Section 14.1 hereof.

13.3 Survival.

The obligations of the Borrower and Guarantor under this Section 13 shall survive and repayment of the Loans.

Section 14. MISCELLANEOUS.

14.1 Obligations Absolute.

None of the following shall affect the Obligations of the Borrower to the Lenders under this Agreement or the Lenders’ rights with respect to the Collateral:

(a) acceptance or retention by the Lenders of other property or any interest in property as security for the Obligations;

(b) release by the Lenders of any of the Borrower, the Guarantor, or of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification or substitution by the Lenders of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of the Guarantor of the Obligations; or

(d) failure of the Lenders to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral

14.2 Usury Savings Clause.

Nothing contained herein or in the Loan Documents shall be deemed to require the payment of interest or other charges by Borrower in excess of the amounts that may be lawfully charged to the Borrower pursuant to the Loan Documents or under the applicable usury laws. In the event a Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of such Lender, be returned to Borrower or credited against the principal balance of any obligation secured hereby then outstanding.

14.3 Entire Agreement.

This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Borrower, Guarantor and the Lenders in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Borrower, Guarantor and the Lenders. No promises, either expressed or implied, exist among the Borrower, Guarantor and the Lenders, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Lenders, the Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against any party merely because of such party’s involvement in their preparation.

14.4 Amendments; Waivers.

No delay on the part of the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.5 WAIVER OF DEFENSES.

THE BORROWER, ON BEHALF OF ITSELF AND THE GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS AGREEMENT. PROVIDED THE LENDER ACTS IN GOOD FAITH AND IN A COMMERCIALLY REASONABLE MANNER, THE BORROWER RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

14.6 FORUM SELECTION AND CONSENT TO JURISDICTION.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.7 Limitations on Actions by Lenders. Upon the occurrence of any of the following events with respect to the Note: (a) during the continuance of any Event of Default; or (b) following the final maturity date of the Note if a Lender alleges a claim of breach by the Borrower of the terms of the Note (each of (a) or (b) being a “Breach Claim”), then, if any Lender in the Notes (an “Initiating Lender”) expresses a bona fide interest in making a claim against the Borrower with respect to such Note and sets forth in writing the reasons behind such interest, then the Borrower shall furnish to each of the Lenders (i) a copy of such Lender’s request and (ii) a response from the Borrower.  The Borrower shall, in such Lender communication, request that each Lender indicate whether it desires to join the Initiating Lender in pursuing the claim described by the Initiating Lender. If the Required Lenders (which, for purposes of this Section 14.6 may include the Initiating Lender) indicate an affirmative desire to join with the Initiating Lender (the “Designating Lenders”), then the Borrower shall furnish to such Designating Lenders the name, address and email address of each such Designating Lender (an “Information Notice”) for the purpose of their selecting a Lender Representative as described below. No Lender may pursue any remedy with respect to such Notes unless and until the Required Lenders indicate a desire to collectively pursue such remedy. If a group of Designating Lenders is formed, then the Designating Lenders shall, within thirty (30) days of the Borrower’s delivery of the Information Notice designate a single Lender (the “Lender Representative”) to represent their interests and notify the Borrower of such designation. After a Lender Representative has been designated, no Lender other than the Lender Representative may pursue any remedy with respect to such Notes in connection with an Event of Default or a Breach Claim. The Lender Representative may direct the time, method and place of conducting any proceeding for any remedy against the Borrower arising in connection with a Breach Claim with respect to a Note. The Lender Representative may, on behalf of all the Designating Lenders, agree to a waiver of a Breach Claim or any amendment or waiver of any provision of the Notes. When a default is waived, it is deemed cured, but no such waiver shall: (A) extend to any subsequent or other Event of Default or (B) impair any consequent right.

14.8 Assignability.

Each of the Lenders may at any time assign such Lenders’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer such Lender’s rights in any or all of the Collateral, and such Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Lenders may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Lenders or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Required Lenders. This Agreement shall be binding upon the Lenders and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.

14.9 Additional Lenders.

The Borrower may offer the right to make Loans to other Persons and such other Persons may become a Lender under this Agreement by executing a delivering a supplement hereto agreeing to the rights and obligations of a Lender under the Loan Documents. Any such additional Lender shall pay the pro rata amount of the Loans funded on or prior to the date such Person becomes a Lender together with accrued and unpaid interest thereon to the Persons that are then Lenders (pro rata on the basis of the Loans that they then funded) or for the additional Lender to fund a new Loan so that the pro rata amount is then equalized on the basis of the Loan of the Lenders (and the additional Lender) or any combination of such actions.

14.10 Confirmations.

The Borrower and the Lenders agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

14.11 Binding Effect.

This Agreement shall become effective upon execution by the Borrower, the Guarantor and the Lenders. If this Agreement is not dated or contains any blanks when executed by the Borrower and the Guarantor, the Lender is hereby authorized, without notice to the Borrower or the Guarantor, to date this Agreement as of the date when it was executed by the Borrower and the Guarantor, and to complete any such blanks according to the terms upon which this Agreement is executed.

14.12 Governing Law.

This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York.

14.13 Enforceability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.14 Survival of Borrower Representations.

All covenants, agreements, representations and warranties made by the Borrower and Guarantor herein shall, notwithstanding any investigation by the Lenders, be deemed material and relied upon by the Lenders and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Lenders, and each Lender has been indefeasibly paid in full in cash. Each Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

14.15 Extensions of Loans.

This Agreement shall secure and govern the terms of (i) any extensions or renewals of any of the Lender’s commitment hereunder, and (ii) any replacement note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for any Note.

14.16 Time of Essence.

Time is of the essence in making payments of all amounts due the Lenders under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

14.17 Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals thereof.

14.18 Notices.

Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Lenders’ rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to the Borrower:	Gadsden Growth Properties, L.P.

15150 N. Hayden Road

Suite 220

Scottsdale, AZ 85260

Attention: John Hartman, CEO

If to the Lenders:	To the Lender

at the address provided by the Lender

to the Borrower

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

14.19 Costs, Fees and Expenses.

Each party shall pay their own costs and expenses. Notwithstanding the foregoing, the Borrower shall pay the Lenders on demand all costs, fees and expenses incurred after an Event of Default incurred by the Lenders in connection with the enforcement of their rights under the Loan Documents whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (but limited to the costs, fees and expenses of one counsel and one accounting firm representing the Required Lenders).

14.20 Revival and Reinstatement of Obligations.

If the incurrence or payment of the Obligations by any Obligor or the transfer to the Lenders of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorney’s fees of the Lenders, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

14.21 Customer Identification – USA Patriot Act Notice.

The Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lenders’ policies and practices, the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lenders to identify the Borrower in accordance with the Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower, the Guarantor, and the Lenders have executed this Loan and Security Agreement as of the date first above written.

BORROWER:

GADSDEN GROWTH PROPERTIES, L.P.

a Delaware limited partnership

By:	FC Global Realty Incorporated,
its general partner

By:
Name:
Title:

GUARANTOR:

FC GLOBAL REALTY INCORPORATED,

a Nevada corporation

By:
Name:
Title:

Signature Page to

Loan and Security Agreement

IN WITNESS WHEREOF, the Borrower, the Guarantor and the Lenders have executed this Loan and Security Agreement as of the date first above written.

Agreed and accepted:

LENDER:

Print Name Above

Sign Above

IF Lender is an Entity, specify name and title below:

Name:

Title:

Signature Page to

Loan and Security Agreement

ANNEX I

Loan Amounts

Lender:	Amount:

[$________________]

EXHIBIT A

Approved Budget

(See Attached)

EXHIBIT B

Form of Warrant

(See Attached)